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                                                                    EXHIBIT 23.2



                    Consent of Independent Public Accountants

To Thermo Instrument Systems Inc.:

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and related Prospectus of Thermo Electron Corporation on Form S-4 of our reports dated February 15, 2000 (except with respect to the matters discussed in Note 18, as to which the date is March 8, 2000) included or incorporated by reference in Thermo Instrument Systems Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000, and to all references to our Firm included in this Registration Statement and related Prospectus.



                                            /s/ Arthur Andersen LLP

                                            Arthur Andersen LLP



Boston, Massachusetts
April 20, 2000